Exhibit 32
Certification of Principal Executive Officers
Pursuant to 18 U.S.C. 1350
(Section 906 of the Sarbanes-Oxley Act of 2002)

The undersigned in their capacities as Chief Executive Officer and Chief Financial Officer of MFRI, Inc. (the “Registrant’), certify that, to the best of their knowledge, based upon a review of the Quarterly Report on Form 10-Q for the period ended July 31, 2015 of the Registrant, (the “Report”):

(1) The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Bradley E. Mautner
Bradley E. Mautner
Director, President and Chief Executive Officer
(Principal Executive Officer)
September 18, 2015

/s/ Karl J. Schmidt
Karl J. Schmidt
Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)
September 18, 2015

A signed original of     this written statement required by Section 906 has been provided by MFRI, Inc. and will be retained by MFRI, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.